COLFAX REPORTS THIRD QUARTER 2016 RESULTS

•	Third quarter net income per dilutive share of $0.23, adjusted net income per share of $0.39.

•	Structural cost changes reading through; on track to deliver $50 million in savings in 2016.

•	Strong orders in the quarter, but markets remain challenging.

•	Lower-end of 2016 EPS guidance range raised by five cents.

ANNAPOLIS JUNCTION, MD - October 27, 2016 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the third quarter of 2016. Net income was $28.0 million, or $0.23 per dilutive share, compared to $18.4 million, or $0.15 per share, for the third quarter of 2015. Adjusted net income was $47.8 million, or $0.39 per share, compared to $29.5 million, or $0.24 per share for the comparable 2015 period.

The Company reported third quarter net sales of $879.2 million, compared with $969.1 million in the comparable 2015 quarter. A 2.6% foreign exchange impact contributed to the 9.3% decrease. Third quarter operating income was $50.5 million or 5.7% of sales, and adjusted operating income was $78.3 million or 8.9% of sales. The prior year third quarter operating income margin was 4.7%, and the adjusted operating income margin was 6.0%.

“We delivered another solid profit performance this quarter and made substantial progress on our internal efforts to improve margins,” said Matthew Trerotola, President and Chief Executive Officer. “Several large project wins lifted our Gas and Fluid Handling segment orders by almost 9% organically, but these awards were the result of our differentiated solutions and CBS driven improvement and not a broader improvement in business conditions. We also achieved increasing benefits from our restructuring efforts and remain on track to deliver the $50 million of planned savings for this year. Our strong execution on productivity and restructuring projects contributed to an improved adjusted operating margin despite lower volume.”

“We continue to view our end markets as near the bottom of the cycle and are implementing several new actions to further improve our long-term cost structure,” Mr. Trerotola continued. “Colfax has strong growth potential as our end markets improve, we gain momentum in our industrial and aftermarket initiatives, and execute our strategic growth program. We have many levers to create long-term shareholder value.”

Colfax also announced that the Delaware Supreme Court affirmed prior court rulings regarding the Company’s rights under excess insurance policies for asbestos coverage. This ruling is expected to result in the receipt from excess insurers of approximately $88 million of prior unreimbursed costs funded by the Company, although the timing of the cash receipts remains uncertain. It is also expected to reduce the extent to which the Company is required to fund future defense and settlement costs. Because the Court ruled that payment under the various policies differed in some cases, the Company recorded an $8.2 million non-cash charge in the third quarter.

As a result of recent performance, the pace of cost reduction actions and its near-term market outlook heading into the fourth quarter, the Company raised the lower end of its previously-issued guidance range by 5 cents for full-year 2016.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Thursday, October 27, 2016 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 94418094, or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order growth (decrease). Adjusted net income, adjusted net income per share, adjusted operating income and adjusted operating income margin exclude Restructuring and other related charges, Asbestos coverage adjustment, and charges associated with the deconsolidation of our operations in Venezuela to the extent they impact the periods presented. Adjusted net income and adjusted net income per share for the nine months ended September 25, 2015 exclude the write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax’s credit agreement. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.2% and 29.1% for the three and nine months ended September 30, 2016, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.5% and 28.5% for the three and nine months ended September 25, 2015, respectively. Organic sales decrease and organic order growth (decrease) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges, asbestos coverage adjustments, Venezuela deconsolidation charges and write-off of certain deferred financing fees and original issue discount.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 25, 2015	September 30, 2016	September 25, 2015

Net sales	$879,204	$969,144	$2,713,296	$2,905,589
Cost of sales	603,797	673,270	1,856,263	1,987,240
Gross profit	275,407	295,874	857,033	918,349
Selling, general and administrative expense	199,502	237,248	627,442	673,109
Asbestos coverage adjustment	8,226	—	8,226	—
Restructuring and other related charges	17,159	13,071	49,317	25,658
Operating income	50,520	45,555	172,048	219,582
Interest expense	6,792	10,857	24,623	37,150
Income before income taxes	43,728	34,698	147,425	182,432
Provision for income taxes	11,529	11,153	45,053	43,783
Net income	32,199	23,545	102,372	138,649
Less: income attributable to noncontrolling interest, net of taxes	4,229	5,186	12,033	15,107
Net income attributable to Colfax Corporation	$27,970	$18,359	$90,339	$123,542
Net income per share - basic and diluted	$0.23	$0.15	$0.73	$0.99

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 25, 2015	September 30, 2016	September 25, 2015
Adjusted Operating Income
Operating income	$50,520	$45,555	$172,048	$219,582
Operating income margin	5.7%	4.7%	6.3%	7.6%
Asbestos coverage adjustment	8,226	—	8,226	—
Restructuring and other related charges	17,159	13,071	49,317	25,658
Loss on deconsolidation of Venezuelan operations	$2,369	$—	$2,369	$—
Adjusted operating income	$78,274	$58,626	$231,960	$245,240
Adjusted operating income margin	8.9%	6.0%	8.5%	8.4%

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 25, 2015	September 30, 2016	September 25, 2015
Adjusted Net Income and Adjusted Net Income Per Share
Net income attributable to Colfax Corporation	$27,970	$18,359	$90,339	$123,542
Asbestos coverage adjustment	8,226	—	8,226	—
Restructuring and other related charges	17,159	13,071	49,317	25,658
Loss on deconsolidation of Venezuelan operations	2,369	—	2,369	—
Debt extinguishment charges- Refinancing of credit agreement	—	—	—	4,731
Tax adjustment(1)	(7,914)	(1,966)	(15,282)	(16,871)
Adjusted net income	$47,810	$29,464	$134,969	$137,060
Adjusted net income margin	5.4%	3.0%	5.0%	4.7%
Weighted-average shares outstanding - diluted	123,102	125,032	123,130	125,134
Adjusted net income per share	$0.39	$0.24	$1.10	$1.10
Net income per share— diluted (in accordance with GAAP)	$0.23	$0.15	$0.73	$0.99
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.2% and 29.1% for the three and nine months ended September 30, 2016, respectively, and 27.5% and 28.5% for the three and nine months ended September 25, 2015.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended September 25, 2015	$969.1		$444.2
Components of Change:
Existing Businesses	(65.9)	(6.8)%	37.8	8.5%
Acquisitions(1)	1.3	0.1%	4.8	1.1%
Foreign Currency Translation	(25.3)	(2.6)%	(10.0)	(2.3)%
Total	(89.9)	(9.3)%	32.6	7.3%
For the three months ended September 30, 2016	$879.2		$476.8

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the nine months ended September 25, 2015	$2,905.6		$1,393.4		$1,313.8
Components of Change:
Existing Businesses	(125.6)	(4.3)%	(81.7)	(5.9)%	(188.0)	(14.3)%
Acquisitions(2)	51.6	1.8%	66.6	4.8%	3.5	0.3%
Foreign Currency Translation	(118.3)	(4.1)%	(48.1)	(3.4)%	(21.3)	(1.7)%
Total	(192.3)	(6.6)%	(63.2)	(4.5)%	(205.8)	(15.7)%
As of and for the nine months ended September 30, 2016	$2,713.3		$1,330.2		$1,108.0
__________
(1) Represents the incremental sales, and orders as a result of our acquisition of Simsmart Technologies.
(2) Represents the incremental sales and orders as a result of our acquisitions of RootsTM blowers and compressors and Simsmart Technologies; and incremental order backlog for Simmsmart Technologies as of September 30, 2016.